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                                                                     EXHIBIT 1.1






                               7,900,000 SHARES


                        AMERICAN ITALIAN PASTA COMPANY

                    CLASS A COMMON STOCK, $.001 PAR VALUE






                            UNDERWRITING AGREEMENT










October __, 1997



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                                                             _____________, 1997


Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Goldman, Sachs & Co.
George K. Baum & Company
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International
Goldman Sachs International
George K. Baum & Company
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     American Italian Pasta Company, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below), and certain shareholders of the Company (the "FIRM SELLING SHAREHOLDERS") named in Part A of Schedule I hereto propose to sell to the several Underwriters (as defined below), an aggregate of 7,900,000 shares of Class A Common Stock, par value $.001 per share, of the Company (the "FIRM SHARES"), of which 5,310,000 shares are to be issued and sold by the Company (the "COMPANY SHARES") and 2,590,000 shares (the "FIRM SHAREHOLDERS SHARES") are to be sold by the Firm Selling Shareholders.

     It is understood that, subject to the conditions hereinafter stated, 6,320,000 Firm Shares (the "U.S. FIRM SHARES"), consisting of [4,248,000] Company Shares (the "U.S. COMPANY SHARES") and [2,072,000] Firm Shareholders Shares, will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters


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of even date herewith), and 1,580,000 Firm Shares (the "INTERNATIONAL SHARES"),
consisting of [1,062,000] Company Shares (the "INTERNATIONAL COMPANY SHARES") and [518,000] Firm Shareholders Shares, will be sold to the several International Underwriters named in Schedule III hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Alex. Brown & Sons Incorporated, Goldman, Sachs & Co. and George K. Baum & Company shall act as representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Alex. Brown & Sons
Incorporated, Goldman Sachs International and George K. Baum & Company shall act as representatives (the "INTERNATIONAL REPRESENTATIVES") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS."

     The Company and certain shareholders of the Company named in Part B of
Schedule I hereto (the "ADDITIONAL SELLING SHAREHOLDERS," and together with the Firm Selling Shareholders, the "SELLING SHAREHOLDERS") severally propose to sell to the several U.S. Underwriters, not more than an aggregate of 1,185,000 additional shares of Class A Common Stock, par value $.001 per share, of the Company (the "ADDITIONAL SHARES"), each Additional Selling Shareholder selling up to the amount set forth opposite such Additional Selling Shareholder's name in Part B of Schedule I hereto, if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of Class A Common Stock, par value $.001 per share granted to the U.S. Underwriters in Section hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of Class A Common Stock, par value $.001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the "SELLERS."

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-1 (File No. 333-32827) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration


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statement at the time of effectiveness pursuant to Rule 430A under the
Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

        (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

        (b) (i)The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

        (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the


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     extent that the failure to be so qualified or be in good standing would not  have a material adverse effect on the Company.

        (d) This Agreement has been duly authorized, executed and delivered by the Company.

        (e) Upon the closing of the offering of the Shares, the authorized, is sued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption "Capitalization" in the column entitled "Pro Forma As Adjusted," and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

        (f) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

        (g) The Shares to be sold by the Company and the shares of Class B Non-Voting Common Stock, par value $.001 per share, ("CLASS B COMMON STOCK") to be issued in the recapitalization described in the Prospectus under the caption "Prospectus Summary -- Recapitalization" (the "RECAPITALIZATION") have been duly authorized and the Shares, when issued and delivered in accordance with the terms of this Agreement, and such shares of Class B Common Stock when issued in the Recapitalization will be validly issued, fully paid and non-assessable, and the issuance of such Shares and Class B Common Stock will not be subject to any preemptive or similar rights.

        (h) the issuance of Class B Common Stock in the Recapitalization and the bank refinancing (the "BANK REFINANCING") on the terms set forth in the Commitment Letter from Bankers Trust Company dated July 30, 1997 and as described under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and
     the Amended and Restated Stockholders Agreement dated as of September    ,
     1997 among the Company, Richard C. Thompson, The Morgan Stanley Leveraged Equity Fund II, L.P., Morgan Stanley Capital Partners III, L.P., George K. Baum Group, Inc., Citicorp Venture Capital, Ltd. and the other signatories thereto (the "STOCKHOLDERS AGREEMENT") will not contravene any provision of applicable law or the certificate of incorporation or



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     by-laws of the Company or any agreement or other instrument binding upon the Company that is material to the Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance of the Class B Common Stock in the Recapitalization, for the Bank Refinancing or for the performance by the Company of its obligations under this Agreement or the Stockholders Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or the issue of Class B Common Stock in the Recapitalization.

        (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

        (k) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such certificates, authorizations, or permits would not have a material adverse effect on the Company, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described in or contemplated by the Prospectus.

        (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in


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     all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

        (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        (n) The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company.

        (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company.

        (p) Except for the Stockholders Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

        (q) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and


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     proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by the Company under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, except as described in or contemplated by the Prospectus.

        (r) The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Company in connection with the business now operated by the Company, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company.

        (s) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, except as described in or contemplated by the Prospectus.

        (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Prospectus


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     (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

        (u)  The Company has no subsidiaries.

        (v) None of the Company's outstanding securities are rated by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

        (w) (i) The Stockholders Agreement has been executed and delivered by the Company and the employment agreements of Horst W. Schroeder, Timothy
     S. Webster, Norman F. Abreo and David E. Watson (the "EMPLOYMENT AGREEMENTS") as described in the Prospectus have been executed and delivered by such persons and the Company and each such Employment Agreement is in full force and effect.

     2. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

        (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

        (b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, and, if applicable, the Custody Agreement signed by Thompson Holdings, L.P., a Firm Selling Shareholder and Republic New York Securities Corporation as Custodian, relating to the deposit of the Shares to be sold by such Firm Selling Shareholder (the "CUSTODY AGREEMENT"), including the Power of Attorney appointing certain individuals as such Firm Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "POWER OF ATTORNEY") and the Shareholders Agreement will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or, if applicable, the Custody Agreement including the Power of Attorney of such Selling Stockholder or the Shareholders Agreement except such as



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     may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

        (c) Such Selling Shareholder has, subject to the proviso of this paragraph (c), and on the Closing Date or, if applicable, on the Option Closing Date will have, valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder; provided that Thompson Holdings, L.P., a Firm Selling Shareholder will have valid title to the Shares to be sold by such Firm Selling Shareholder and the legal right and power, and all authorization and approval required by law, to sell, transfer and deliver the Shares to be sold on the Closing Date upon release of the lien on such Firm Selling Stockholder's Shares established in favor of Republic National Bank of New York ("RNB") on June 30, 1997 when such Firm Selling Shareholder pledged such Shares to RNB as collateral for a personal loan.

        (d) The Shares to be sold by such Selling Shareholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable.

        (e) The Stockholders Agreement and, if applicable, the Custody Agreement including the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

        (f) Delivery of the Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

        (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) apply only to statements or omissions in the Registration Statement or the Prospectus based upon


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     information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder for use therein.

        (h) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Securities Act, such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

     3. Agreements to Sell and Purchase. Each of the Company and the Firm Selling Shareholders, severally and not jointly, agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $____ per share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II or Schedule III hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Additional Selling Shareholders agree to sell to the U.S. Underwriters up to an aggregate of 1,185,000 Additional Shares and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,185,000
Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor earlier than the second business day after the giving of the notice hereinafter referred to nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm


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Shares set forth in Schedule II hereto opposite the name of such U.S.
Underwriter bears to the total number of U.S. Firm Shares. The Additional Shares to be purchased by the U.S. Underwriters hereunder and the U.S. Firm Shares are hereinafter collectively referred to as the "U.S. SHARES."

     Each Seller hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated (except with respect to the Morgan Stanley Stockholders (as defined in the Registration Statement and Prospectus), a written consent must be received from all the U.S. Representatives) on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are now owned by such Seller or are hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance of shares in connection with the Recapitalization,
(D) the issuance of shares in connection with the conversion from time to time of Class A Common Stock into Class B Common Stock (and vice versa), (E) the grants of stock options to employees, directors or consultants pursuant to the terms of a plan disclosed in the Registration Statement which first become exercisable more than 180 days after the date of the Prospectus, (F) the issuance by the Company of shares of Common Stock pursuant to any 401(k) plan,
(G) bona fide charitable donations or estate planning dispositions, provided that, prior to such transfer, the transferee in any such transaction agrees in writing to be bound by the terms of this paragraph and the form and substance of such writing has received written approval from Morgan Stanley & Co. Incorporated, or (H) transfers due to the death or disability of a seller, provided that the transferee agrees in writing to be bound by the terms of this paragraph and the form and substance of such writing has received written approval from Morgan Stanley & Co. Incorporated. In addition, each Selling Shareholder agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated (except with respect to the Morgan Stanley Stockholders (as defined in the Registration Statement and Prospectus), a written consent must be received from all the U.S. Representatives) on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any


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


demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     The Company hereby confirms its engagement of Goldman, Sachs & Co. as, and Goldman, Sachs & Co. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Shares. Goldman, Sachs & Co., in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "QIU." The Company and Goldman, Sachs & Co. hereby agree that $10,000 of the underwriting discounts to be received by Goldman, Sachs & Co. pursuant to this Section 3 will be compensation for its services as QUI hereunder. The Public Offering Price (as defined in Section hereof) shall not be higher than the maximum price recommended by Goldman, Sachs & Co. acting as QIU.

     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at U.S.$_____ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$____ a share, to any Underwriter or to certain other dealers.

     5. Payment and Delivery. Payment for the Firm Shares to be sold by the Company and the Firm Selling Shareholder shall be made to each such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on ____________, 1997, or at such other time on the same or such other date, not later than _________, 1997, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for any Additional Shares to be sold by Additional Selling Shareholders shall be made to each such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the notice described in Section or at such other time on the same or on such other date, in any event not later than

_______, 1997, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE."

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

     6. Conditions to the Underwriters' Obligations. The obligations of the Company and the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than _______ (New York City time) on the date hereof.

     The several obligations of the Underwriters are subject to the following further conditions:

        (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

        (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, acting in such capacity but not personally, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received a certificate from the Attorneys-in-Fact (as defined in the Custody Agreements) on behalf of the Firm Selling Shareholder, dated the Closing Date and signed by such Attorneys-in-Fact, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     (d) The Underwriters shall have received on the Closing Date an opinion of Sonnenschein Nath & Rosenthal, outside counsel for the Company, dated the Closing Date, to the effect that:

        (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

        (ii) upon the closing of the offering of the Shares, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under the caption "Capitalization" in the column entitled "Pro Forma As Adjusted," and the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

        (iii) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

        (iv) the Shares and the shares of the Class B Common Stock in the Recapitalization have been duly authorized and the shares, when issued and delivered in accordance with the terms of this Agreement, and the shares of the Class B Common Stock when issued and delivered in connection with the recapitalization will be non-assessable, and the issuance of such Shares and Class

     B Common Stock will not be subject to any preemptive rights or rights in the nature of preemptive rights;

        (v) this Agreement has been duly authorized, executed and delivered by the Company;

        (vi) the issuance of Class B Common Stock in the Recapitalization and the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Stockholders Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company that is material to the Company, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance of the Class B Common Stock, for the Bank Refinancing or for the performance by the Company of its obligations under this Agreement and the Stockholders Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters or the issue of Class B Common Stock or foreign securities laws or regulations in connection with the offer and sale of the Shares by the International Underwriters;

     (vii) the statements (A) in the Prospectus under the captions "Risk Factors -- Anti-Takeover Effect of Certain Charter, By-law and Statutory Provisions," "Management -- Employment Agreements," " -- Management Bonus Plan," " -- Stock Option Plans" and " -- 401(k) Profit Sharing Plan," "Certain Relationships and Related Transactions," "Certain United States Federal Income Tax Considerations for non-U.S. Holders," "Description of Capital Stock," "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

         (viii) to such counsel's knowledge no legal or governmental proceedings are pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

         (ix) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

         (x) such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) the Underwriters shall have received on the Closing Date an opinion of counsel for each of the Selling Shareholders dated the Closing Date, to the effect that:

         (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder;

         (ii) the execution and delivery by each Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and, if applicable, the Custody Agreement including the Power of Attorney of such Selling Shareholder and the Stockholders Agreement will not contravene any provision of applicable law, or, to the best of such counsel's knowledge, any agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or, if applicable, the Custody Agreement including the Power of Attorney of such Selling Shareholder or the Stockholders Agreement, except such as may be required by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with offer and sale of the Shares;

         (iii) each of the Selling Shareholders has valid title to the Shares to be sold by such Selling Shareholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, if applicable, the Custody Agreement including the Power of Attorney of such Selling Shareholder and the Stockholders Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder;

         (iv) the Stockholders Agreement and, if applicable, the Custody Agreement including the Power of Attorney of each Selling Shareholder have been duly authorized, executed and delivered by such Selling Shareholder;

         (v) delivery of the Shares to be sold by each Selling Shareholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances; and

         (vi) such counsel (A) has no reason to believe that the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such opinion shall relate only to information furnished in writing by or on behalf of the Selling Shareholder represented by such counsel expressly for use in the Registration Statement or Prospectus.

         (f) The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 6(d)(iv) (but only with respect to the Shares), 6(d)(v), 6(d)(vii) (but only as to the statements in the Prospectus under "Underwriters") and 6(d)(x) above.

         With respect to Section 6(d)(x) above, Sonnenschein Nath & Rosenthal and Davis Polk & Wardwell, may state that their opinion and belief are based up on their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

         The opinions of Sonnenschein Nath & Rosenthal and counsel for each Selling Shareholder, described in Sections 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholders, as the case may be, and shall so state therein.

         (g) RNB shall have (i) released its lien on all Shares to be sold by the Firm Selling Stockholder and (ii) delivered executed UCC Form 3s evidencing the termination by RNB of all recorded security interests in such Shares.

         (h) The underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (j) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

         (k) The Company shall have received a bank commitment for a new credit agreement in connection with the Bank Refinancing as described in the Prospectus.

     7. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the
     twelve-month period ending         , 1998 that satisfies the provisions
     of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     8. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, (ix) the fees of the QIU pursuant to Section 3 hereof and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Selling Shareholder agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including the fees, disbursements and expenses of such Selling Shareholder's counsel, but not including any of the expenses payable by the Company as set forth above. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution," and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and their out-of-pocket costs with respect to any "road show" undertaken in connection with the marketing of the offering of the Shares.

     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each Underwriter and each person, if any who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the QIU and each person, if any, who controls any QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (d) The Company will indemnify and hold harmless Goldman, Sachs & Co., in its capacity as QIU, against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such action or claim as such expenses are incurred.

     (e) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b), 9(c) or 9(d), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who controlling any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section and (iv) the fees and expenses of more than one separate firm (in addition to any local counsel) for the QIU and all persons who control the QIU within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders selling a majority of the amount of shares being sold by the Selling Shareholders under this Agreement. In the case of any such separate firm for the QIU and such control persons of the QIU, such firm shall be designated in writing by the QIU. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (f) To the extent the indemnification provided for in Section 9(a), 9(b), 9(c) or 9(d) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(f) (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers, the Underwriters and the QIU shall be deemed to be in the same proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Sellers, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus and the fee payable to Goldman, Sachs & Co. in its capacity as QIU pursuant to Section 3 hereof and not in its capacity as an Underwriter, respectively bear to the sum of the aggregate Public Offering Price of the Shares and the fee payable to Goldman, Sachs & Co. in its capacity as QIU pursuant to Section 3 hereof and not in its capacity as an Underwriter. The relative fault of the Sellers on the one hand and the Underwriters or the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by either of the Underwriters or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 3 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

     (g) The Sellers, the Underwriters and the QIU agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Shareholder shall be required to contribute any amount in excess of the amount of net proceeds received by such selling Shareholder with respect to the Shares sold by such Selling
Shareholder.   No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     The indemnity and contribution provisions contained in this Section and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, the QIU or any person controlling the QIU, or the Company, the Company's officers or directors or any person controlling the Company and acceptance of and payment for any of the Shares.

     10. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II or
Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any U.S. Underwriter or U.S. Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting U.S. Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting U.S. Underwriter from liability in respect of any default of such U.S. Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                    Very truly yours,

                                    AMERICAN ITALIAN PASTA COMPANY


                                    By:
                                         -------------------------------------
                                         Name: Timothy S. Webster
                                         Title: President and Chief Executive
                                                Officer

                                    THOMPSON HOLDINGS, L.P.


                                    By:
                                         -------------------------------------
                                         Attorney-in-Fact


                                    THE  MORGAN STANLEY LEVERAGED
                                        EQUITY FUND II, L.P.


                                    By:  Morgan Stanley Leveraged Equity
                                         Holdings, Inc., its general partner


                                    By:
                                         -------------------------------------

                                       Name:
                                       Title:


                                  MORGAN STANLEY CAPITAL
                                    PARTNERS III, L.P.


                                  By: MSCP III, L.P., its general partner

                                  By: Morgan Stanley Capital Partners III,
                                      Inc., its general partner


                                  By:
                                      --------------------------------------
                                       Name:
                                       Title:



                                  MORGAN STANLEY CAPITAL
                                     INVESTORS, L.P.


                                  By:  MSCP III, L.P., its general partner

                                  By:  Morgan Stanley Capital Partners III,
                                       Inc., its general partner


                                  By:
                                      --------------------------------------
                                       Name:
                                       Title:



                                  MSCP III 892 INVESTORS, L.P.


                                  By:  MSCP III, L.P., its general partner

                                  By:  Morgan Stanley Capital Partners III,
                                       Inc., its general partner


                                  By:
                                      --------------------------------------
                                       Name:
                                       Title:

Accepted as of the date hereof

     MORGAN STANLEY & CO. INCORPORATED
     BT ALEX. BROWN INCORPORATED
     GOLDMAN, SACHS & CO.
     GEORGE K. BAUM & COMPANY

     Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule II hereto.


     By:  Morgan Stanley & Co. Incorporated


     By:
         -------------------------------------
     Name:
     Title:



     MORGAN STANLEY & CO.
      INTERNATIONAL LIMITED
     BT ALEX. BROWN INTERNATIONAL
     GOLDMAN SACHS INTERNATIONAL
     GEORGE K. BAUM & COMPANY

     Acting severally on behalf of themselves and the several International Underwriters named in Schedule III hereto.


     By:  Morgan Stanley & Co. International Limited


     By:
         -------------------------------------
     Name:
     Title:

                                                                     SCHEDULE I



PART A



                                            NUMBER OF FIRM SHARES
        SELLING SHAREHOLDER                      TO BE SOLD
-------------------------------------       ---------------------
       Thompson Holdings, L.P.                          630,000

       The Morgan Stanley Leveraged
         Equity Fund II, L.P.                         1,375,893

       Morgan Stanley Capital
         Partners III, L.P.                             584,107

                                            ---------------------
    Total............................                 2,590,000
                                            =====================

PART B



                                                NUMBER OF ADDITIONAL
             SELLING SHAREHOLDER                  SHARES TO BE SOLD
----------------------------------------------  --------------------
The Morgan Stanley Leveraged Equity Fund II,
 L.P. ........................................
Morgan Stanley Capital Partners III, L.P......
Morgan Stanley Capital Investors, L.P.........
MSCP III 892 Investors, L.P...................






                                                --------------------
    Total.....................................           1,185,000
                                                ====================

                                                                    SCHEDULE II


                              U.S. UNDERWRITERS



                                               NUMBER OF FIRM SHARES
               UNDERWRITER                        TO BE PURCHASED
--------------------------------------------   ---------------------
Morgan Stanley & Co. Incorporated...........

BT Alex. Brown Incorporated.................

Goldman, Sachs & Co.........................

George K. Baum & Company....................





                                               ---------------------
    Total U.S. Firm Shares                               6,320,000
                                               =====================

                                                                    SCHEDULE III


                          INTERNATIONAL UNDERWRITERS



                                               NUMBER OF FIRM SHARES
               UNDERWRITER                        TO BE PURCHASED
--------------------------------------------   ---------------------
Morgan Stanley & Co. Incorporated Limited...

BT Alex. Brown International................

Goldman Sachs International.................

George K. Baum & Company....................





                                               ---------------------
    Total International Shares                           1,580,000
                                               =====================

                                                                       EXHIBIT A

                           [FORM OF LOCK-UP LETTER]

                                      October __, 1997



Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
Goldman, Sachs & Co.
George K. Baum & Company
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY 10036

Morgan Stanley & Co. International Limited
BT Alex. Brown International
Goldman Sachs International
George K. Baum & Company
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with American Italian Pasta Company, a Delaware corporation (the "COMPANY"), and certain shareholders of the Company providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS") of 5,900,000 shares (the "SHARES") of Class A Common Stock, par value $.001 per share, of the Company (the "COMMON STOCK").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or securities are either now owned by the undersigned or are hereafter acquired prior to or in connection with the Public Offering), or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) bona fide charitable donations or estate planning dispositions, provided that, prior to such transfer, the transferee in any such transaction agrees in writing to be bound by the terms of this agreement and the form and substance of such writing has received written approval from Morgan Stanley or (b) transfers due to the death or disability of a seller, provided that the transferee agrees in writing to be bound by the terms of this agreement and the form and substance of such writing has received written approval from Morgan Stanley. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. This letter agreement will terminate in the event that the Public Offering has not been consummated on or prior to March 31, 1998. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                           Very truly yours,



                                           ====================================
                                           Name


                                           ====================================
                                           Address





                                      2